Exhibit 99.2

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE ACADIA HEALTHCARE COMPANY, INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 3:19-cv-00167 (Consolidated with Case No. 3:19-cv-00441)

NOTICE OF PROPOSED SETTLEMENT

TO:	ALL RECORD OR BENEFICIAL OWNERS OF THE COMMON STOCK OF ACADIA HEALTHCARE COMPANY, INC. (“ACADIA” OR THE “COMPANY”) AS OF JULY 31, 2026.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION (THE “DERIVATIVE ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Middle District of Tennessee (the “Court”), that a proposed Settlement has been reached between the parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”) and the shareholder derivative actions before the Court of Chancery of the State of Delaware captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.) (the “Pfenning Action”) and Solak v. Jacobs, et al., C.A. 2021-0163-NAC (Del. Ch.) (the “Solak Action”) (together with the Federal Derivative Action and the Pfenning Action, the “Derivative Actions”), brought on behalf of Acadia, which would resolve the Derivative Actions.

As explained below, on December 10, 2026, at 1:30 p.m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed-to attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel 1 and any service awards to Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances. The Court may continue or adjourn the Settlement Hearing without further notice to Current Acadia Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

The terms of the Settlement are set forth in the Stipulation. The Settlement provides for a cash payment to be paid by Acadia’s Side A-DIC insurers to the Company in the amount of $12,000,000 (“Cash Payment”) and corporate governance reforms which Plaintiffs and the members of Acadia’s Board voting on the agreement unanimously agree confer substantial corporate benefits on the Company and its stockholders.

1 All capitalized terms herein have the same meanings as set forth in the Stipulation of Settlement dated July 31, 2026 (the “Stipulation”).

If approved by the Court, the Settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement regarding the Derivative Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office located at Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Suite 1300, Nashville, TN 37203. The Stipulation is also available for viewing on the “Investor Relations” page of Acadia’s website at https://www.AcadiaHealthcare.com/investors/corporate-governance/.

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions but is merely to advise you of the pendency and Settlement of the Derivative Actions.

There is No Claims Procedure. This case was brought to protect the interests of Acadia on behalf of its stockholders. The Settlement will result in a Cash Payment by Acadia’s Side A-DIC insurers to the Company and changes to the Company’s corporate governance, not in payments to individuals, alleviating the need for a claims procedure.

I.	THE DERIVATIVE ACTIONS

The Derivative Actions allege that the Individual Defendants allowed the Company to mislead the investing public regarding the Company’s compliance with applicable laws, quality of care and staffing at the facilities, and the performance of its United Kingdom operations, and that certain of the Individual Defendants realized profits from alleged insider trading in Company stock. .

A.	The Federal Derivative Action

On February 21, 2019, Plaintiff Davydov initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the U.S. District Court for the Middle District of Tennessee, captioned Davydov v. Jacobs, et al., Case No. 3:19-cv-00167 (M.D. Tenn.) (the “Federal Derivative Action”). Plaintiff Davydov did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Federal Derivative Action asserted claims for violations of § 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), violations of § 10(b) of the Exchange Act, breaches of fiduciary duty, waste of corporate assets, and unjust enrichment.

On June 11, 2019, the Court consolidated the Federal Derivative Action with a later-filed derivative action, Beard v. Jacobs, et al., Case No. 3:19-cv-00441 (M.D. Tenn.), and appointed Robbins LLP f/k/a Robbins Arroyo LLP and Johnson Fistel, PLLP f/k/a Johnson Fistel, LLP as Co-Lead Counsel, and Davies, Humphreys & Reese PLC as Plaintiffs’ Liaison Counsel in the Federal Derivative Action.

The Federal Derivative Action was twice deferred on stipulation by the parties pending the outcome of certain proceedings in the related securities class action captioned St. Clair Cnty. Emps. Ret. Sys. v. Acadia Healthcare Co., Inc., No. 3:18-cv-00988 (M.D. Tenn.) (the “Securities Class Action”). The deferral agreement allowed Plaintiff Davydov to file an amended complaint during the deferral period.

During the pendency of the deferral of the Federal Derivative Action, Defendants produced certain confidential documents and the transcripts of depositions taken in the Securities Class Action (collectively, the “Securities Document Production”), as part of the deferral agreement entered into in connection with the Federal Derivative Action.

On February 21, 2025, while the Federal Derivative Action remained deferred, Plaintiff Davydov, working cooperatively with Plaintiff Solak and his counsel, filed a verified amended complaint, asserting causes of action for violations of § 14(a) of the Exchange Act, violations of § 10(b) of the Exchange Act, breaches of fiduciary duty, waste of corporate assets, unjust enrichment, insider selling, and causing the Company to engage in criminal and ethical violations, including human rights offenses. The amended complaint was supported by certain confidential information from the Securities Document Production.

B.	The Pfenning Action

On August 28, 2020, Plaintiff Pfenning sent the Company a letter seeking production of books and records pursuant to 8 Del. C. § 220 (“Section 220”). After entering into a mutually negotiated confidentiality agreement, Acadia produced to Plaintiff Pfenning more than 800 pages of responsive documents (the “220 Document Production”). On October 23, 2020, utilizing the 220 Document Production, Plaintiff Pfenning initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the Delaware Court of Chancery, captioned Pfenning v. Jacobs, et al., C.A. No. 2020-0915-NAC (Del. Ch.) (the “Pfenning Action”). Plaintiff Pfenning did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Pfenning Action asserted claims for breaches of fiduciary duty under Delaware law, including for insider trading.

The Pfenning Action was twice deferred on stipulation by the parties pending the outcome of certain proceedings in the related Securities Class Action. The deferral agreement allowed Plaintiff Pfenning to file an amended complaint during the deferral period.

During the pendency of the deferral of the Pfenning Action, Defendants produced the Securities Document Production to Plaintiff Pfenning, as part of the deferral agreement entered into in connection with the Pfenning Action. Plaintiff Pfenning also continued her own investigation by obtaining and reviewing documents produced in response to her public records requests to various state agencies pursuant to state and local law (the “Public Records Production”), which comprised over 4,800 pages.

On May 1, 2025, while the Pfenning Action remained deferred, Plaintiff Pfenning filed a verified amended complaint, asserting causes of action for breaches of fiduciary duty under Delaware law, including for insider trading. The amended complaint was supported by certain confidential information from the Securities Document Production and information from the Public Records Production.

C.	The Solak Action

On February 6, 2019, Plaintiff Solak sent the Company a letter seeking production of books and records pursuant to Section 220. After entering into a mutually negotiated confidentiality agreement, Acadia produced to Plaintiff Solak the 220 Document Production comprising more than 800 pages of responsive documents. On February 24, 2021, utilizing the 220 Document Production, Plaintiff Solak initiated an action alleging derivative claims on behalf of Acadia against the Individual Defendants in the Delaware Court of Chancery, captioned Solak v. Jacobs, et al., C.A. No. 2021-0163-NAC (Del. Ch.) (the “Solak Action”). Plaintiff Solak did not make a pre-suit litigation demand on Acadia’s Board and instead alleged that making such demand would be futile. The Solak Action asserted claims for breaches of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law, including for insider trading.

The Solak Action was deferred by agreement of the parties pending the outcome of certain proceedings in the related Securities Class Action.

During the pendency of the deferral of the Solak Action, Defendants produced the Securities Document Production to Plaintiff Solak, as part of the deferral agreement entered into in connection with the Solak Action. Additionally, Plaintiff Solak’s counsel attended certain depositions in the Securities Class Action. Moreover, during the deferral period of the Solak Action, Plaintiff Solak’s counsel worked closely and coordinated efforts with Plaintiff Davydov in drafting and preparing the Amended Verified Complaint filed in the Federal Derivative Action on February 21, 2025.

D.	Settlement Negotiations

The Settlement of the Derivative Actions is the culmination of the Settling Parties’ arm’s-length settlement negotiations spanning more than three years and multiple mediation sessions and continued follow-up settlement communications under the guidance and supervision of highly experienced and respected mediators in shareholder derivative litigation.

On August 19, 2022, Plaintiff Davydov and Plaintiff Solak served on Defendants a confidential joint settlement demand. Plaintiff Pfenning also separately served a confidential settlement demand on Defendants on August 2, 2023.

On November 16, 2023, in an effort to explore a potential resolution of the Derivative Actions, as well as the Securities Class Action, the Settling Parties and the parties to the Securities Class Action participated in an in-person mediation in New York, New York. The mediation was held with highly experienced mediators in derivative and securities litigation from Phillips ADR Enterprises—the Hon. Layn R. Phillips (“Mr. Phillips”), Niki Mendoza, Esq. (“Ms. Mendoza” or the “Mediator”), and Greg Danilow, Esq. (“Mr. Danilow”). The mediation involved an extended effort to settle the claims and was preceded by the exchange of Plaintiffs’ respective mediation submissions, which were supported by documents and deposition testimony from the Securities Document Production that Defendants previously produced, and Defendants’ mediation submission, as well as multiple pre-mediation conferences with Mr. Phillips, Ms. Mendoza, and/or Mr. Danilow. The Settling Parties were unable to reach an agreement at the mediation.

After the November 16, 2023 mediation, the Settling Parties continued to engage in further settlement discussions, which were likewise unsuccessful. For example, on September 16, 2024, Plaintiff Pfenning sent a letter to Defendants (copying Mr. Phillips, Ms. Mendoza, and Mr. Danilow) responding to certain contentions made by Acadia during and after the initial mediation and reiterating Plaintiff Pfenning’s August 2, 2023 settlement demand.

A second mediation to resume exploration of a settlement of the Derivative Actions and the Securities Class Action was scheduled for May 14, 2025 before Mr. Phillips and Ms. Mendoza in New York, New York. In advance of the May 14, 2025 mediation, Plaintiff Davydov and Plaintiff Solak prepared and submitted a supplemental confidential settlement demand on March 26, 2025. In addition, the Settling Parties each prepared and submitted supplemental mediation materials on April 30, 2025. Plaintiff Pfenning’s supplemental mediation submission reiterated her August 2, 2023 settlement demand. On or around May 1, 2025, however, the parties to the Securities Class Action reached an impasse in settlement negotiations, and the mediation was cancelled as a result.

In or around November 2025, the parties to the Securities Class Action reached a settlement of the claims asserted in that action under the auspices of Mr. Phillips.

At around the same time, the Settling Parties also resumed separate settlement communications under the auspices of Ms. Mendoza. In connection therewith, a third mediation was held on December 16, 2025 in New York, New York with Ms. Mendoza. In advance of the December 16, 2025 mediation, the Settling Parties prepared and submitted comprehensive updated mediation statements further supported by additional documents and deposition testimony from the Securities Document Production that had been produced by Defendants since the prior mediations. While the December 16, 2025 mediation was productive, the Settling Parties were unable to reach a final agreement on the Settlement at the mediation.

After the December 16, 2025 mediation, Ms. Mendoza issued a mediator’s proposal on the monetary component of the Settlement for $12,000,000 and on the format of the Term Sheet, subject to the Settling Parties finalizing the Corporate Governance Reforms, which was accepted by the Settling Parties on December 23, 2025.

Over the next several weeks, the Settling Parties continued to engage in further settlement communications on the Corporate Governance Reforms under the guidance of Ms. Mendoza. On January 13, 2026, the Settling Parties finalized the agreed-to Corporate Governance Reforms.

After the Settling Parties reached an agreement on the Corporate Governance Reforms, the Settling Parties, each represented by counsel, commenced negotiations regarding the remaining issues to the Settlement, including a reasonable award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the substantial corporate benefits conferred upon Acadia by the Settlement as a result of Plaintiffs’ Counsel’s efforts. These negotiations were facilitated and supervised by Ms. Mendoza, who had been actively involved in overseeing the remainder of the Settlement negotiations.

After continued Mediator-facilitated negotiations, including a series of written and telephonic exchanges and culminating in a double-blind Mediator’s proposal from Ms. Mendoza on February 25, 2026, the Settling Parties agreed that, subject to Court approval, Acadia shall pay attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $4,750,000, which shall be Plaintiffs’ Counsel’s sole entitlement to an award of fees and expenses in connection with the Derivative Actions (the “Fee and Expense Amount”).

As a result of the mediations and arm’s-length settlement negotiations overseen by the Mediator, on March 3, 2026, the Settling Parties executed the Term Sheet articulating terms that, subject to approval of the Court, resolve the Derivative Actions and the Released Claims as further described herein.

II.	TERMS OF SETTLEMENT

This notice provides a summary of the terms of the Settlement, which is subject to approval by the Court. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, including that all capitalized terms used herein shall bear the same meaning as used in the Stipulation.

Pursuant to the Settlement, Defendants’ Side A-DIC insurance carriers shall make a Cash Payment in the amount of $12,000,000 to Acadia within thirty (30) days from the later of (i) entry of the Preliminary Approval Order and (ii) Acadia providing complete payment instructions to the insurers, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Acadia’s obligations to: (i) return the Cash Payment within ten (10) business days following notice that the Settlement has failed to become effective; and (ii) refund any amount by which the Cash Payment is reduced within ten (10) business days following notice of such reduction. In addition, Acadia shall maintain, adopt, or implement the Corporate Governance Reforms detailed in Exhibit A to the Stipulation pursuant to the terms set forth therein.

The members of Acadia’s Board voting on the agreement have unanimously approved a resolution reflecting such Board members’ determination, in a good faith exercise of its business judgment, that: (i) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the cause of the Cash Payment to Acadia; (ii) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the substantial cause of the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term; (iii) the Reforms confer substantial corporate benefits on the Company and its stockholders; and (iv) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

This notice provides a summary of the terms that the Board of Acadia has agreed to adopt as consideration for the Settlement. For a complete description of all of the terms of the Settlement, please see the Stipulation and Exhibit A thereto.

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Federal Derivative Action with prejudice. The Settlement will not become effective until, among other things, such an order has been entered and become final and non-appealable (the “Effective Date”). The Settlement also provides that, within seven (7) days after entry of the Preliminary Order, Plaintiffs shall file appropriate papers in the Pfenning Action and the Solak Action that: (i) inform the Delaware Court of Chancery of the Settlement and this Stipulation; and (ii) request a further stay of the Pfenning Action and the Solak Action (including suspension of any deadlines or filing requirements, except as necessary to consummate the Settlement) pending final approval of this Stipulation by the Court. Within seven (7) calendar days of the Judgment becoming Final, the Stipulation provides that Plaintiffs shall file the necessary paperwork to effectuate dismissal of the Pfenning Action and the Solak Action with prejudice.

Pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Releasing Parties as defined in Section V.6.1 of the Stipulation, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, compromised, settled, resolved, waived, discharged, and dismissed with prejudice and will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) against Acadia, the Individual Defendants, and all other Released Persons (as defined in the Stipulation).

Further, pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall be forever barred and enjoined from directly or indirectly initiating, commencing, facilitating, filing, instituting, maintaining, assisting in, intervening in, or prosecuting any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Claims, the Derivative Actions, or the filing, prosecution, defense, settlement or resolution of the Derivative Actions against any of the Released Persons.

Pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Releasing Parties, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, shall have covenanted not to sue, directly or indirectly, any of the Released Persons with respect to any or all of the Released Claims.

Pursuant to the Judgment, without further action by anyone, upon the Effective Date, each of the Released Persons and the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs’ Counsel, and all Current Acadia Stockholders (solely in their capacity as Acadia stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims.

Notwithstanding the above, nothing in the Stipulation or Judgment shall provide a release of any claims to enforce the Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing herein is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or governmental proceedings.

IV.	ATTORNEYS’ FEES AND EXPENSES

Based on the monetary and corporate governance benefits conferred upon Acadia by the Settlement, Acadia will pay $4,750,000 in attorneys’ fees and expenses, subject to approval by the Court (the “Fee and Expense Amount”). Additionally, Plaintiffs may seek service awards not to exceed $5,000 each to be paid out of the Fee and Expense Amount, subject to approval by the Court, which Defendants shall not oppose.

All of the terms of the Settlement, including the payment of the Fee and Expense Amount and any requested service awards, are subject to approval by the Court. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.

V.	REASONS FOR THE SETTLEMENT
1.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. Plaintiffs’ entry into the Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and Plaintiffs’ Counsel did, however, take into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Actions through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many unique defenses available to the Individual Defendants in derivative litigation, the Individual Defendants’ advancement and indemnification rights, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiffs and Plaintiffs’ Counsel were also mindful of the costs and disruption further litigation would impose upon the Company.

Plaintiffs and Plaintiffs’ Counsel determined, based upon their investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Acadia and its stockholders, that the Settlement’s guarantee of substantial benefits conferred upon the Company, including the Cash Payment and the Corporate Governance Reforms as reflected in Exhibit A to the Stipulation, render the Settlement fair, reasonable, and adequate consideration for forgoing the further pursuit of their claims, and serves the best interests of Acadia and its stockholders.

Accordingly, Plaintiffs and Plaintiffs’ Counsel have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth in the Stipulation.

2.	Why Did the Defendants Agree to Settle?

The Individual Defendants and Acadia deny each and every one of the claims and contentions alleged by Plaintiffs. The Individual Defendants and Acadia expressly deny all allegations of wrongdoing or liability against all or any of them, or any other current or former Acadia directors or officers, arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Without limiting the foregoing, the Individual Defendants and Acadia deny, among other things, that they or any other current or former Acadia directors or officers engaged in or committed any fraud, any violation of law, any breach of duty, or any other wrongdoing or improper conduct whatsoever. The Individual Defendants and Acadia further deny that Plaintiffs, Acadia, or Acadia’s stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Actions or otherwise. The Individual Defendants have further asserted and continue to assert that, at all times, they and all other current or former Acadia directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Acadia and its stockholders. The Individual Defendants and Acadia maintain that they had and have meritorious defenses to the allegations in the Derivative Actions and that had the terms of this Stipulation not been reached, Individual Defendants and Acadia would have continued to vigorously contest Plaintiffs’ allegations.

Nonetheless, the Individual Defendants and Acadia also took into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative Actions. The Individual Defendants and Acadia entered into the Stipulation solely because the proposed Settlement would eliminate the burden, expense, and distraction of further litigation, and without admitting any wrongdoing or liability whatsoever.

Therefore, the Individual Defendants and Acadia determined that it is desirable and beneficial that the Derivative Actions, and the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms set forth in the Stipulation, the Stipulation, including all of the commitments and undertakings agreed to by the Individual Defendants, and all Exhibits attached thereto, shall in no event be construed as or deemed to be evidence of an admission or concession by the Individual Defendants or Acadia with respect to any claim of fault, liability, wrongdoing, or damage whatsoever. Nor shall the Stipulation be construed as, or deemed to be evidence of, an admission or concession by any Individual Defendant or Acadia of any infirmity in the defenses that Individual Defendants have, or could have, asserted in the Derivative Actions. The Stipulation shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly therein.

VI.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

On December 10, 2026, at 1:30 p.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Middle District of Tennessee, Nashville Division, located at the United States Courthouse, Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Courtroom 6B, Nashville, TN 37203. The Settlement Hearing may be continued or adjourned by the Court without further notice to Current Acadia Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should approve the agreed-to attorneys’ fees and reimbursement of expenses for the Plaintiffs’ Counsel and any requested service awards to be paid therefrom for the Plaintiffs; and (iv) such other actions as may be necessary or proper under the circumstances.

You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or Plaintiffs’ Counsel’s requested attorneys’ fees and reimbursement of expenses or any requested service awards to be paid therefrom for the Plaintiffs or otherwise present evidence or argument that may be proper and relevant. No Current Acadia Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Acadia Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Acadia common stock as of the date the Stipulation was signed, July 31, 2026, and continuing through the date the objection is made; (iii) a statement of objections to any action before the Court, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN NOVEMBER 26, 2026. The Court Clerk’s address is:

Clerk of the Court

U.S. District Court for the Middle District of Tennessee

Fred D. Thompson U.S. Courthouse and Federal Building

719 Church Street, Suite 1300

Nashville, TN 37203

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN NOVEMBER 26, 2026. Counsel’s addresses are:

Plaintiffs’ Counsel

Michael I. Fistel, Jr.

JOHNSON FISTEL, PLLP

40 Powder Springs Street

Marietta, GA 30064

Stephen J. Oddo

ROBBINS LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Defendants’ Counsel

Lisa Bugni

KING & SPALDING LLP

50 California Street, Suite 3300

San Francisco, CA 94111

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

VII.	HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Actions or the Stipulation.

There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the “Investor Relations” page of the Company’s website at https://www.AcadiaHealthcare.com/investors/corporate-governance/. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court located at the Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Suite 1300, Nashville, TN 37203. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.

For more information concerning the Settlement, you may also call or write to: Michael I. Fistel, Jr., Johnson Fistel, PLLP, 40 Powder Springs Street, Marietta, Georgia 30064, Telephone: (470) 632-6000, or Stephen J. Oddo, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, Telephone: (619) 525-3990.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

BY ORDER OF THE COURT U.S. DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE

DATED: September 25, 2026.